                     THIS PAPER DOCUMENT IS BEING SUBMITTED

                   PURSUANT TO RULE 901(d) OF REGULATION S-T

   As filed with the Securities and Exchange Commission on June 29, 1995

                                                       Registration No. 33-58583
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933



                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

         Utah                            6712                    87-0227400
    -----------------               -----------------          ---------------
(State or other jurisdiction of  (Primary Standard Industrial   (IRS Employer
incorporation  or organization)  Classification Code Number) Identification No.)
                           -------------------------
                            1380 Kennecott Building
                           Salt Lake City, Utah 84133
                                  801/524-4787
                           -------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------------
                               Harris H. Simmons
                     President and Chief Executive Officer
                              Zions Bancorporation
                            1380 Kennecott Building
                           Salt Lake City, Utah 84133
                                  801/524-4787
       (Name, address including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

Brian D. Alprin, Esq.                                       Bruce G. Cohne, Esq.
Laurence S. Lese, Esq.                            Cohne, Rappaport & Segal, P.C.
Metzger, Hollis, Gordon & Mortimer               525 East First South, 5th Floor
1275 K Street, N.W., Suite 1000                                   P.O. Box 11008
Washington, D.C.  20005                          Salt Lake City, Utah 84147-0008
(202) 842-1600                                                    (801) 532-2666

         The purpose of this Post-Effective Amendment is to deregister all shares of common stock, no par value, of Zions ("Zions Common Stock") that were not issued upon consummation of its acquisition of First Western Bancorporation and First Western National Bank (the "Acquisitions"). Of the total of 325,000 shares of Zions Common Stock heretofore registered, a total of 261,611 shares of Zions Common Stock was issued to the former stockholders of First Western Bancorporation and First Western National Bank. Therefore, pursuant to this Post- Effective Amendment, Zions hereby deregisters the remaining 63,389 shares of its common stock which were not issued in the Acquisitions.

                                  * * * * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 27th day of June, 1995.

                                        Zions Bancorporation


                                        /s/ Harris H. Simmons
                                        -----------------------------
                                        Harris H. Simmons, President
                                        and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                      Capacity                          Date
   ----------                     --------                          -----

/s/ Harris H. Simmons*          President, Chief Executive       June 27, 1995
- ------------------------        Officer and Director
Harris H. Simmons


/s/ Gary L. Anderson            Secretary, Senior Vice           June 27, 1995
- ------------------------        President and Chief
Gary L. Anderson                Financial Officer


/s/ Walter E. Kelly*            Controller                       June 27, 1995
- ------------------------
Walter E. Kelly


/s/ Roy W. Simmons*             Chairman and Director            June 27, 1995
- ------------------------
Roy W. Simmons


- ------------------------        Director                                , 1995
Jerry C. Atkin


/s/ Grant R. Caldwell*          Director                         June 27, 1995
- ------------------------
Grant R. Caldwell


/s/ R. D. Cash*                 Director                         June 27, 1995
- ------------------------
R. D. Cash


- ------------------------        Director                                , 1995
Richard H. Madsen


- ------------------------        Director                                , 1995
Robert B. Porter


- ------------------------        Director                                , 1995
Robert G. Sarver


- ------------------------        Director                                , 1995
L. E. Simmons


/s/ I. J. Wagner*               Director                         June 27, 1995
- ------------------------
I. J. Wagner


/s/ Dale W. Westergard*         Director                         June 27, 1995
- ------------------------
Dale W. Westergard


*By  /s/ Gary L. Anderson
     --------------------
Gary L. Anderson,
Attorney-in-Fact,
pursuant to power of Attorney